UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 5, 2022

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

On August 5, 2022, Transocean Ltd. (“Transocean”) entered into an Equity Distribution Agreement (the “Agreement”) with Morgan Stanley & Co. LLC (the “Manager”) pursuant to which Transocean may offer and sell its shares, par value CHF 0.10 per share (the “shares”), from time to time through the Manager, as Transocean’s sales agent for the offer and sale of the shares, up to an aggregate offering price of $435,000,000 (the “2022 Equity Offering Program”). The aggregate offering price for the 2022 Equity Offering Program includes the remaining offering price of shares that were included in but not sold pursuant to the Company’s prior equity offering program that was launched on June 14, 2021.

Sales of the shares, if any, pursuant to the Agreement will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, to or through a market maker or directly on or through an electronic communications network at market prices, in negotiated transactions or as otherwise permitted by law. Transocean intends to use the net proceeds from the sale of the shares for general corporate purposes, which may include, among other things the repayment and/or refinancing of indebtedness, the acquisition of rigs and the funding of working capital, capital expenditures, investments and additional balance sheet liquidity. Transocean may invest funds not required immediately for such purposes in marketable securities and short-term investments.

The Agreement includes customary representations, warranties and covenants by Transocean and customary obligations of the parties and termination provisions. Transocean has agreed to indemnify the Manager against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Manager may be required to make with respect to any of those liabilities. Transocean will pay the Manager for sales of shares a commission of up to 2.0% of the gross sales price per share sold through the Manager.

The shares will be issued pursuant to a prospectus supplement to Transocean’s shelf registration statement (the “Registration Statement”) on Form S-3ASR (File No. 333-257093) which became effective upon filing with the Securities and Exchange Commission on June 14, 2021.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the offering of the shares under the Agreement, Transocean is filing the opinion of Homburger AG as part of this Current Report on Form 8-K that is to be incorporated by reference into the Registration Statement. The opinion of Homburger AG is filed as Exhibit 5.1 to this Current Report and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of August 5, 2022, by and between Transocean Ltd. and Morgan Stanley & Co. LLC
5.1	Opinion of Homburger AG
23.1	Consent of Homburger AG (included in Exhibit 5.1)
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: August 5, 2022	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person